STOCK PURCHASE AGREEMENT
                            ------------------------


                  This Stock Purchase Agreement (the "Agreement"), dated February 13, 1998, is by and between Franchise Finance Corporation of America, a real estate investment trust and a Delaware corporation (the "Company"), and Colony Investors III, L.P., a Delaware limited partnership ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to issue and sell to Purchaser (i) certain shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and warrants (the "Warrants") to acquire additional shares of Common Stock for an aggregate purchase price of $100,000,000 (the "Purchase Price") on the terms and subject to the conditions set forth herein and in the Other Documents (as defined herein); and

                  WHEREAS, Purchaser wishes to purchase such securities on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.        THE SECURITIES


         Section 1.1 Issuance, Sale and Purchase of the Securities. In reliance upon the representations and warranties made herein and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, for the Purchase Price, (i) 3,792,112 shares (the "Common Shares" and, collectively with the Warrants, the "Securities") of Common Stock and (ii) the Warrants, exercisable for seven years (except as provided in a customary Warrant Agreement relating thereto to be entered into between the Company and Purchaser (the "Warrant Agreement")), to acquire an additional 1,476,908 shares (the "Warrant Shares") of Common Stock at an initial exercise price of $31.64 per share, subject to adjustment as provided in the Warrant Agreement.
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         Section  1.2  Other  Agreements.  Concurrently  with  the  Closing  (as hereinafter defined), the Company will enter into (a) the Warrant Agreement in form and substance reasonably satisfactory to the parties, (b) the Investor's Agreement with Purchaser in substantially the form attached as Exhibit A hereto (the "Investor's Agreement") and (c) a Registration Rights Agreement in favor of Purchaser and its permitted assignees (the "Holders") in form and substance reasonably satisfactory to the parties providing for (i) three "demand" registrations in favor of the Holders (one of which may, at the election of the Holders, be a "resale shelf registration" having a duration of four years, (ii) customary "piggyback" registrations in favor of the Holders and (iii) such other reasonable provisions as the parties negotiate in good faith (the "Registration
Rights  Agreement"  and,   collectively  with  the  Warrant  Agreement  and  the
Investor's Agreement, the "Other Documents").


         Section 1.3 Closing. The closing (the "Closing") shall take place at the offices of the Company, The Perimeter Center, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, on the tenth business day after the satisfaction or waiver of the conditions set forth in Section 3 below, or at such other location, date and time as may be agreed upon between Purchaser and the Company (such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to Purchaser stock and warrant certificates in definitive form, registered in the name of Purchaser or its designee, representing the Securities. As payment in full for the Securities, and against delivery of the certificates therefor at the Closing, Purchaser shall initiate a wire transfer in immediately available United States funds in accordance with the Company's instructions in the amount of the Purchase Price. Each certificate representing the Securities shall bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF AN INVESTOR'S AGREEMENT DATED THE CLOSING DATE. SUCH SECURITIES ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED THE CLOSING DATE. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENTS, A COPY OF EACH OF WHICH IS ON FILE WITH THE COMPANY.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.


         Section 1.4 Further Action. During the period from the date hereof to the Closing Date, each of the Company and Purchaser shall use their best efforts to take all action necessary or appropriate to satisfy the closing conditions contained in Section 3 hereof (including without limitation using all reasonable efforts to finalize the Warrant Agreement and the Registration Rights Agreement in the most expeditious manner practicable) and to cause its respective representations and warranties contained in Section 2 to be complete and correct as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.


SECTION 2.        REPRESENTATIONS AND WARRANTIES


         Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:
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                           (a)  Each  of  the  Company   and  its   subsidiaries
(collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, trust or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have or be reasonably likely to result in a material adverse effect on the business, operations, business prospects, earnings, assets, liabilities or condition (financial or otherwise) (a "Material Adverse Effect") of the Company. All of the outstanding
shares  of  capital  stock  or  other  equivalent   interests  of  each  of  the
Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as disclosed in the Company's reports, proxy statements, forms, and other documents with the SEC filed and publicly available during the twelve months ended February 13, 1998 (the "Current SEC Documents"), are owned by the Company, directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, mortgage, pledge, equity or other encumbrance. None of the outstanding shares of capital stock or other equivalent interests of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder or other holder of interests of such Subsidiary arising by operation of law, under the charter, by-laws or other organizational document of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The Company does not own, directly or indirectly through a "qualified REIT subsidiary" (within the meaning of section 856(i) of the Internal Revenue Code of 1986, as amended (the "Code")), partnership, limited liability company, association or other entity, any shares of stock or any other debt or equity securities of, or other interests in, any corporation, firm, partnership, limited liability company, association or other entity, other than (1) stock of a corporation or equity of an entity that the Company has been advised by its legal counsel qualifies as a "qualified REIT subsidiary" within the meaning of section 856(i) of the Code, (2) stock or other debt (excluding for this purpose any debt obligation that constitutes a real estate asset within the meaning of section 856(c)(5)(B) of the Code) or equity securities of any issuer (other than a partnership or limited liability company, the ownership of which is governed by (3) below) where (i) the Company has been advised by legal counsel that such ownership would not constitute ownership of more than 9.8% of the voting securities of such issuer (within the meaning of section 856(c) (5) of the Code) and (ii) the Company has determined in good faith that the fair market value of the stock and securities of any one such issuer does not exceed 4.8% of the value of the total assets of the Company (within the meaning of section 856(c)(5) of the Code), or (3) interests in a partnership or limited liability company where (i) the Company has received a written opinion of its legal counsel that such partnership or limited liability company is subject to tax as a partnership, and not an association subject to tax as a corporation or a publicly traded partnership subject to tax as a corporation, for United States federal income tax purposes and (ii) such partnership or limited liability company does not itself own debt or equity
securities   of  any  issuer  that  could  cause  the  Company  to  violate  the representation contained in clause (2) above.
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                           (b) The Company and each of the Subsidiaries have all
requisite  power  and  authority,  and all  necessary  material  authorizations,
approvals,   orders,   licenses,   certificates   and   permits   (collectively,
"Governmental Licenses"), of and from the appropriate Federal, state, local or foreign regulatory or governmental agencies, officials, bodies and tribunals, necessary to own or lease their respective properties and to conduct their respective businesses as now being conducted, except where the failure to possess any such Government Licenses would not have a Material Adverse Effect on the Company or such Subsidiary, as the case may be; all such Governmental Licenses are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company or such Subsidiary, as the case may be; and the Company and each of the Subsidiaries are in compliance with all applicable laws and Governmental Licenses, except where the failure to comply would not have a Material Adverse Effect on the Company or such Subsidiary, as the case may be.

                           (c) Except as otherwise  disclosed in the Current SEC
Documents or as would not have a Material Adverse Effect on the Company or such Subsidiary, as the case may be, (i) the Company and the Subsidiaries have good and marketable title to all properties and assets described in the Current SEC Documents as being owned by them, or reflected in the Base Balance Sheet (as hereinafter defined), other than properties and assets conveyed or pledged in customary asset securitization transactions (as to which no representation is made); (ii) all liens, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries which are required to be disclosed in the Current SEC Documents are disclosed therein; (iii) each of the properties of the Company and the Subsidiaries, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, had access to public rights of way, either directly or through insured easements; (iv) each of such properties, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, was served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations; (v) each of such properties complies with all applicable codes and zoning and subdivision laws and regulations; (vi) the real property leases and equipment leases, if any, relating to each of such properties are in full force and effect; and (vii) there is no pending or threatened condemnation, eminent domain, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company and the Subsidiaries.

                           (d)  Except  as  would  not have a  Material  Adverse
Effect on the Company or any of the Subsidiaries, each of the mortgage loans held by the Company or the Subsidiaries (the "Mortgage Loans") is (i) secured by a valid lien on the property pledged as security for each such Mortgage Loan,
(ii) insured by a nationally recognized title insurance company for the amount of each such applicable Mortgage Loan, (iii) evidenced by loan documents which are valid and enforceable against the borrower under each such Mortgage Loan,
(iv) in good standing, without defaults or, to the Company's knowledge, offsets or counterclaims which could be validly asserted by any borrower under any of the Mortgage Loans, (v) is documented by loan documents substantially in the form of the Company's standard loan documents, and (vi) except in the case of loans which have been sold, assigned or conveyed in connection with an asset securitization thereof, is currently owned and held by the Company and/or the Subsidiaries and has not been assigned or pledged to any third party.

                           (e) The  Company  and  the  Subsidiaries  have  title
insurance on all real property described in the Current SEC Documents as being owned (or held under a ground lease) or financed by any of them in an amount at least equal to the cost of acquisition of such property or the original principal amount of the loan provided by any of them, as the case may be, and there are in effect for such properties and assets insurance policies covering risks and in amounts that are commercially reasonable for such types of properties and assets and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar properties or assets or required by commercial lenders with respect to similar properties or assets and all such insurance is in full force and effect.

                           (f) To the extent  applicable,  the  Company  and the
Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, either singly or in the aggregate, would result in any Material Adverse Change (as defined herein).

                           (g)  The   Company's   authorized   and   outstanding
capitalization (including all securities exercisable for, or convertible or exchangeable into, Common Stock) is as set forth in Schedule 2.1(g) hereto. The outstanding shares of Common Stock have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and nonassessable; the Common Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Common Shares.
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
                           (h) There is no action, suit, proceeding,  inquiry or
investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required to be disclosed in the Current SEC Documents, or which might reasonably be expected to result in any Material Adverse Change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Subsidiaries, whether or not arising in the ordinary course of business ("Material Adverse Change"), or which might reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary or materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Current SEC Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                           (i)  The  Company  has  full   corporate   power  and
authority to enter into and perform its obligations under this Agreement and the Other Documents and to issue, sell and deliver the Securities; this Agreement and the Other Documents have been or will, at or prior to the Closing, be duly authorized, executed and delivered by the Company and, when so executed, will each constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

                           (j) No consent,  approval,  authorization or order of
any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement and the Other Documents, the performance by the Company or its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated herein and therein.
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
                           (k) Neither  the Company nor any or the  Subsidiaries
is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company nor any Subsidiary is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or such Subsidiary, as the case may be.

                           (l) Except as described in the Current SEC Documents,
(A) neither the Company nor the Subsidiaries is in violation of any Federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except where the Company or the Subsidiaries has obtained one or more policies of environmental insurance to cover such risks, with deductible amounts, loss limits and aggregate liability limitations which were deemed reasonably appropriate by the Company under the circumstances, and except for such violations as would not have a Material Adverse Effect on the Company or such Subsidiary, as the case may be, and (B) there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, either individually or in the aggregate, would have a Material Adverse Effect on the Company or such Subsidiary, as the case may be.

                           (m) Neither the issuance  and sale of the  Securities
nor the consummation of any of the other transactions contemplated herein or in the Other Documents nor the fulfillment of the terms hereof and thereof will conflict with, result in a breach or violation of or constitute a default under any law or the charter or bylaws of the Company or any of the Subsidiaries or the terms of any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or is bound or any judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiaries. To enable Purchaser to purchase the Securities without violating Article IV of the Company's Certificate of Incorporation, the Board of Directors of the Company will have adjusted the ownership limitations contained therein to the extent necessary to permit Purchaser's purchase of the Securities (including, without limitation, the exercise from time to time of the Warrants) and the transactions contemplated hereby and by the Other Documents at or prior to the Closing.

                           (n)  Each  employee  benefit  or  compensation  plan,
program, policy, agreement or arrangement of any type sponsored, maintained, contributed to or required to be contributed by the Company or any ERISA Affiliate for the benefit of any current or former employee or director of the Company or any of the Subsidiaries (the "Company Plans") has been operated and administered in all material respects in accordance with its terms and all applicable law, including without limitation ERISA (as defined below) and the Code. There are no actions, suits or claims pending, other than routine claims for benefits, with respect to the Company Plans or their operation, administration or maintenance. Neither the Company nor any ERISA Affiliate has at any time sponsored, maintained, contributed to or been required to contribute to any "pension plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, including without limitation any multiemployer plan, and neither the Company nor any ERISA Affiliate has at any time incurred or can expect to incur any liability under Title IV of ERISA. Each Company Plan intended to qualify under section 401(a) of the Code is so qualified, and the Company has timely applied for and received a currently effective determination letter from the Internal Revenue Service with respect to each such Company Plan. The consummation of the transactions contemplated hereunder will not result in the payment, vesting, acceleration or enhancement of any benefit under any Company Plan. Except as required under Sections 601-609 of ERISA, no Company Plan provides medical benefits to participants following retirement or other termination of employment or service. For purposes of this Agreement, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and "ERISA Affiliate" means any entity that, together with the Company or any subsidiary would be deemed a "single employer" for purposes of section 4001(b)(1) of ERISA.

                           (o) Except as disclosed in the Current SEC Documents,
other than the Warrants and grants of options to purchase an aggregate of 740,000, 22,230 and 233,000 shares of Common Stock issued in January 1997, May 1997 and January 1998, respectively, and restricted stock awards representing 29,887 shares of Common Stock issued in January 1998, there are no outstanding warrants or options to purchase any shares of capital stock of the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Company pursuant to the certificate of incorporation or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any
banking  or  insurance   regulatory   agency  or  body),  or  arbitrator  having
jurisdiction over the Company.
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                           (p)  There  are  no   registration  or  other  rights
entitling any person to registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issued capital stock of the Company (other than pursuant to the Registration Rights Agreement), or to purchase or subscribe for capital stock of the Company (other than pursuant to understandings to issue Common Stock representing an aggregate purchase price of up to $70 million in two separate underwritten transactions to one or more unit investment trusts and the Investor's Agreement).

                           (q) The  Company  has  qualified  as a  "real  estate
investment trust" ("REIT") under section 856 of the Code from its inception and it has operated and intends to continue to operate in a manner so as to qualify as a REIT. The Company has not taken any action or omitted to take any action that would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to the Company's knowledge, threatened.

                           (r)  Each  of  FFCA  Acquisition  Corporation,   FFCA
Institutional Advisors, Inc., FFCA Secured Assets Corporation, FFCA Residual Interest Corporation and FFCA Secured Lending Corporation has been (at all times during the period each such corporation has been in existence) and is subject to tax as a corporation for United States federal income tax purposes and the Company has owned 100% of the stock of each such corporation at all times during the period each such corporation has been in existence. Each such entity is a qualified REIT subsidiary, as described in section 856(i) of the Code.

                           (s) FFCA Co-Investment  Limited  Partnership has been
(at all times on and after June 1, 1994) and is subject to tax as a partnership, and not as an association taxable as a corporation or a publicly traded partnership subject to tax as a corporation, for United States federal income tax purposes.
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
                           (t) The  Company  files and has  filed  all  required
reports, proxy statements, forms, and other documents with the SEC since January 1, 1995 (including all information incorporated therein by reference, the "SEC Documents"). True and complete copies of all such SEC Documents have been made available to Purchaser. As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business, consistent with past practices, since the date of the most recent consolidated balance sheet included in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Base Balance Sheet"), neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto.

                           (u) Except as  disclosed  in Current  SEC  Documents,
since the date of the Base Balance Sheet, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course of business in accordance with past practices, and there has not been (i) any Material Adverse Change in the Company, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock of the Company, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Material Adverse Effect on the Company or any Subsidiary, as the case may be, or
(iv) any change in accounting methods, principles or practices by the Company materially affecting its assets or liabilities or that otherwise has or reasonably could be expected to have a Material Adverse Effect on the Company or any Subsidiary, as the case may be and (v) except for regular quarterly dividends (including a quarterly dividend increase of $.02 declared January 30, 1998) on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (v)  The  Company  maintains  a  system  of  internal
accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (w) To the Company's  knowledge,  neither the Company
nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation.

                           (x) The Company and each of the Subsidiaries have (i)
duly filed with the appropriate tax authorities all tax returns required to be filed by them, and such tax returns are true, correct and complete in all material respects, and (ii) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all material taxes ending through the date hereof.

                           (y) No  labor  disturbance  by the  employees  of the
Company or the Subsidiaries exists or (to the best of the Company's knowledge) is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

                           (z) The  Company  has  been  advised  concerning  the
Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                           (aa) The Company  agrees that  neither it, nor anyone
acting on its behalf, will offer any of the Securities so as to bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act, or offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of any of the Securities or any such similar securities would be integrated as a single offering for the purposes of the Securities Act, including, without limitation, Regulation D thereunder.

                           (bb)  The  Company  has  not  retained,  directly  or
indirectly, any broker or finder or incurred any liability or obligation for any brokerage fees or finder's fees with respect to this Agreement or the transactions contemplated hereby.

                           (cc) All the Company's representations and warranties
herein shall survive until ninety (90) days following the delivery to the Company of its signed, audited financial statements for the year ending December 31, 1998.

         Section 2.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that:


                           (a)  Purchaser  has  been  duly  organized,   validly
existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted.

                           (b) Purchaser has the power and authority to execute,
deliver and perform this Agreement and the Other Documents. All action on the part of Purchaser necessary for the authorization, execution and delivery of this Agreement and the Other Documents and the performance of all obligations of Purchaser hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement and the Other Documents have been duly authorized, executed and delivered by Purchaser and each constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

                           (c) The  execution  and delivery by Purchaser of this
Agreement and the Other Documents and the performance by Purchaser of its obligations hereunder and thereunder will not violate any provision of law, the organizational documents governing Purchaser or any order of any court or other agency of government, or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any indenture, agreement or other instrument by which Purchaser or any of its properties or assets is bound, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever known to Purchaser upon any of the properties or assets of Purchaser.

                           (d) The  Securities  will be acquired for  investment
for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Purchaser (i) has such knowledge and experience in financial and business matters, including investments of the type represented by the Securities, as to be capable of evaluating the merits of investment in the Company; (ii) has not been furnished with or relied upon any oral representation, warranty or information in connection with the offering of the Securities; and (iii) is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations promulgated under the Securities Act. Purchaser and its agents, attorneys and advisors have been provided full and complete access to all of the books, records, financial statements, accounts, places of business, and any other information reasonably related to the conduct of the business of Company, and has been afforded the opportunity to conduct an independent investigation of all of those matters and has satisfied itself as to all of the risks of the business of the Company, and has satisfied itself that it has obtained, or been offered access to all of the information and descriptions of reasonable risks associated with the transaction contemplated hereby that a reasonably prudent investor would wish to obtain.

                           (e) The  Company  will  not  have  any  liability  or
obligation for any brokerage fees or finder's fees with respect to this Agreement or the transactions contemplated hereby as a result of any action taken by Purchaser in connection herewith and therewith.

                           (f) After giving effect to the constructive ownership
rules of section 544 of the Code (as modified by section 856(h) of the Code), no member of Purchaser (each a "Member") (i) owns more than 9.8% of the Common Stock or (ii) owns directly or indirectly 25% or more of Purchaser.

                           (g) After giving effect to the constructive ownership
rules under section 318 of the Code (as modified by section 856(d)(5) of the Code), Purchaser does not directly or indirectly own the stock of any person that is a tenant under any lease with the Company and will not directly or indirectly acquire stock in any such tenant if, upon and as a direct consequence of such acquisition, the rents to be derived by the Company under such lease would fail to qualify as rent from real property pursuant to section 856(d)(2) of the Code.

                           (h)  Purchaser is a newly formed fund that is its own
ultimate parent as that term is defined in the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), does not have and will not have a regularly prepared balance sheet at the Closing Date, and at the Closing Date will not have assets or net sales of $10 million or more other than the cash that will be used as consideration for the acquisition and expenses incidental to the transactions contemplated hereunder and as a result such transactions are not subject to the notification and waiting period requirements of the HSR Act pursuant to 16 C.F.R. Section 801.11(e).

SECTION 3.        CLOSING CONDITIONS


         Section 3.1 Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase the Securities shall be subject to satisfaction or waiver by it of the following conditions on or before the Closing Date:


                           (a) The representations and warranties of the Company
contained in Section 2.1 hereof that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects at and as of the Closing Date as if made on the date hereof.

                           (b) The Company shall have  performed and complied in
all material respects with all agreements, covenants and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date.

                           (c) The Company  shall have  received  all  consents,
permits, approvals and other authorizations that may be required from, and made all such filings and declarations that may be required with, any person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree by which the Company or any of its assets is bound, in connection with the transactions contemplated by this Agreement, except for (i) notice requirements which may be fulfilled subsequent to the Closing Date and (ii) consents, permits, approvals, authorizations, filings and declarations the failure to obtain or to undertake which will not adversely affect the Company's ability to perform its obligations under this Agreement or any agreement executed in accordance herewith.

                           (d)  Purchaser  shall have  received  a  certificate,
dated the Closing Date and signed by the President and the Chief Financial Officer of the Company, certifying that the conditions in Sections 3.1(a), (b) and (c) are satisfied on and as of such date.

                           (e) The  Company  shall have  entered  into the Other
Documents, and Purchaser's designee shall have been appointed to the Board of Directors of the Company pursuant to the Investor's Agreement.

                           (f)  Purchaser  and its counsel  shall have  received
copies of the following documents:

                                            (i)     the      Certificate      of
         Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate of such authority dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said authority;


                                            (ii) a certificate  of the Secretary
         or an Assistant Secretary of the Company dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Other Documents and the issuance, sale and delivery of the Securities, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above;
         (D) that the Bylaws have not been amended since the date of the last amendment referred to in such certificate pursuant to subclause (ii)(A) above; and (E) that each officer of the Company executing this Agreement and the Other Documents, the certificates representing the Securities and any agreement, certificate or instrument furnished pursuant hereto, was, at the respective times of such execution and delivery of such documents, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles thereof; and

                                            (iii)  such  additional   supporting
         documents as Purchaser may reasonably request.


                           (g)   Purchaser   shall  have   received  an  opinion
(satisfactory to Purchaser and its counsel), dated the Closing Date, from Kutak Rock in substantially the form of Exhibit B hereto.

                           (h) The Board of Directors of the Company  shall have
adjusted the ownership limitations contained in the Company's certificate of incorporation to the extent necessary to permit Purchaser's purchase of the Securities (including, without limitation, the exercise from time to time of the Warrants) and the transactions contemplated hereby and the Other Documents.

         Section 3.2 Conditions to the Obligations of the Company. The Company's obligation to sell the Securities shall be subject to the satisfaction or waiver by it of the following conditions on or before the Closing:


                           (a) The  representations  and warranties of Purchaser
contained in Section 2.2 of this Agreement that are qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects at and as of the Closing Date as if made on the date hereof.

                           (b)  Purchaser  shall have  performed and complied in
all material respects with all agreements and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date, including without limitation, payment of the Purchase Price.

                           (c)  Purchaser  shall  have  received  all  consents,
permits, approvals and other authorizations that may be required from, and made all such filings and declarations that may be required with, any person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree by which Purchaser or any of its assets is bound, in connection with the transactions contemplated by this Agreement, except for (i) notice requirements which may be fulfilled subsequent to the Closing Date and (ii) consents, permits, approvals, authorizations, filings and declarations the failure to obtain or to undertake which will not adversely affect Purchaser's ability to perform its obligations under this Agreement or any agreement executed in accordance herewith.

                           (d) The Company  shall have  received a  certificate,
dated the Closing Date and signed by the President of the general partner of Purchaser, certifying that the conditions in Sections 3.2(a), (b) and (c) are satisfied on and as of such date.

                           (e)  The  Company  shall  have  received  an  opinion
(reasonably satisfactory to the Company and its counsel), dated the Closing Date, from outside counsel to Purchaser in substantially the form of Exhibit C hereto.

SECTION 4.        MISCELLANEOUS


                           (a) Each  party  hereto  shall  pay its own  expenses
(including,   without   limitation,   counsel  fees)  in  connection   with  the
transactions contemplated hereby, whether or not such transactions shall be consummated. The Company and the Purchaser shall share all joint filing fees and related expenses equally.

                           (b) Except as otherwise  provided herein,  covenants,
agreements, representations and warranties made in this Agreement, or any certificate or instrument delivered pursuant to or in connection therewith shall survive the execution and delivery of this Agreement.

                           (c) All  representations,  covenants  and  agreements
contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that Purchaser shall not assign its rights in this Agreement to any unrelated third party without first obtaining the prior written consent of the Company, and provided further that, notwithstanding the above provision, Purchaser may assign its rights in this Agreement to any 50% or greater controlled Affiliate of Colony Capital, Inc.

                           (d)  All  notices,   requests,   consents  and  other
communications hereunder shall be in writing and shall be delivered in person, sent by facsimile or mailed by certified or registered mail; return receipt requested, addressed as follows:

If to Purchaser, to:                Colony Investors III, L.P.
                                    c/o Colony Capital, Inc.
                                    1999 Avenue of the Stars, Suite 1200
                                    Los Angeles, California 90067
                                    Telecopier No.: (310) 282-8813
                                    Attention: Mr. Kelvin L. Davis
with a copy to:                     Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue
                                    Los Angeles, California 90071
                                    Telecopier No.: (213) 687-5600
                                    Attention: Jonathan H. Grunzweig, Esq.

If to the Company, to:              Franchise Finance Corporation of America
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, Arizona 85255
                                    Telecopier No.: (602) 585-2225
                                    Attention:  Mr. M.H. Fleischer

with a copy to:                     Franchise Finance Corporation of America
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, Arizona 85255
                                    Telecopier No.: (602) 585-2226
                                    Attention:  Dennis L. Ruben, Esq.

with a copy to:                     Kutak Rock
                                    717 Seventeenth Street, Suite 2900
                                    Denver, Colorado 80202
                                    Telecopier No.: (303) 292-7799
                                    Attention: Paul E. Belitz , Esq.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given or served on the date on which personally delivered or on the date actually received, with receipt acknowledged.

                           (e) This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

                           (f) This Agreement and the Other Documents constitute
the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

                           (g) This  Agreement may be executed in  counterparts,
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (h) As used in this Agreement,  knowledge shall mean,
with respect to any person, actual knowledge of such person (without imputing any knowledge to such person), if an individual, or of any executive officer of such Person, if not an individual.

                           (i) This  Agreement  may not be amended  or  modified
without the written consent of the Company and Purchaser, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

                           (j) If one or more  provisions of this  Agreement are
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

                           (k) The titles and subtitles  used in this  Agreement
are for convenience only and are not to be considered in construing or interpreting any term or provisions of this Agreement.

                  IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be executed and delivered by the undersigned duly authorized officers as of the day and year first above written.



                                        FRANCHISE FINANCE CORPORATION OF AMERICA


                                        By:  /s/ MORTON H. FLEISCHER
                                                 -------------------
                                             Name:  Morton H. Fleischer
                                             Title:  President and Chief
                                                     Executive Officer



                                        COLONY INVESTORS III, L.P.

                                        By:  Colony Capital III, L.P.

                                               By:  ColonyGP III, Inc.

                                               By:  /s/ KELVIN L. DAVIS
                                                        ---------------
                                                    Name:  Kelvin L. Davis
                                                    Title:  President and Chief
                                                            Executive Officer